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                                                                    EXHIBIT 4.01

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                          REGISTRATION RIGHTS AGREEMENT
                                      among
                               O.S.I. CORPORATION,
                             GALEN PARTNERS, L.P.,
                       GALEN PARTNERS INTERNATIONAL, L.P.
                                 ALLERGAN, INC.
                                   JOHN FRUTH
                                 ANTHONY GALLEY
                                   ANITA HALL
                                 GEOFFREY GALLEY
                                 RONALD HANSMAN
                                 ALBERT MORLAND
                                  BARRIE BEVIS
                                  IVOR ATKINSON

                             ----------------------

                                October 30, 1992

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                                     TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1. BACKGROUND; DEFINITIONS...........................................

SECTION 2. REGISTRATION......................................................

                    2.1      Registration on Request.........................

                    2.2      Incidental Registration.........................

                    2.3      Registration Procedures.........................

                    2.4      Preparation; Reasonable Investigation...........

                    2.5      Indemnification.................................

SECTION 3. MISCELLANEOUS.....................................................

                    3.1      Rule 144........................................

                    3.2      Amendments and Waivers..........................

                    3.3      Assignment of Registration Rights...............

                    3.4      Limitations on Subsequent Registration Rights...

                    3.5      Specific Performance............................

                    3.6      Notices.........................................

                    3.7      Successors and Assigns..........................

                    3.8      Entire Agreement................................

                    3.9      Termination.....................................

                    3.10     Gender; Number..................................

                    3.11     Governing Law...................................

                    3.12     Jurisdiction....................................

                    3.13     Headings........................................

                    3.14     Counterparts....................................



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                           REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement is dated as of October 30, 1992 and is among O.S.I. Corporation, a California corporation (the "Company"), and the undersigned parties hereto.

1.       BACKGROUND; DEFINITIONS.

                  1.1 Background. The Company, Galen Partners, L.P. ("Galen Partners"), Galen Partners International, L.P. ("Galen International" and together with Galen Partners, "Galen" or the "Equity Investors") are parties to a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") pursuant to which the Equity Investors will purchase 425,399 shares of Common Stock, no par value, of the Company (the "Common Stock"). The Equity Investors and Allergan, Inc. ("Allergan", collectively with the Equity Investors, the "Investors") are parties to a Subordinated Note and Warrant Agreement dated as of the date hereof (the "Note and Warrant Agreement") pursuant to which the Company is issuing to the investors 14% Senior Subordinated Notes and warrants ("Warrants") to purchase 436,586 shares of Common Stock. Simultaneously with the consummation of the Stock Purchase Agreement and the Subordinated Note and Warrant Agreement, the Company will issue to Allergan 29,542 shares of Series A Preferred Stock, no par value (the "Preferred Stock") in partial payment of the purchase price for certain assets being purchased by the Company from certain subsidiaries of Allergan pursuant to an Agreement of Purchase and Sale of Assets dated April 28, 1992 among the Company and said subsidiaries (the "Asset Purchase Agreement").

                  1.2 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.

                  (b) The term "Registrable Securities" means: (1) the Common Stock issued to the holders (the "Founders") of Common Stock outstanding immediately prior to the execution



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of the Stock Purchase Agreement (the "Founders' Shares"); (2) the Common Stock
issued to the Equity Investors pursuant to the Stock Purchase Agreement; (3) the Common Stock issuable or issued upon exercise of the Warrants issued to the Investors pursuant to the Securities Purchase Agreement; (4) the Common Stock issued or issuable upon conversion of the Preferred Stock issued to Allergan pursuant to the Asset Purchase Agreement; and (5) any Common Stock of the Company or any other entity issued as or issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock referred to in clauses (1) through (4), the Warrants or the Preferred Stock or in connection with a stock split, combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, other than shares of capital stock distributed to the public pursuant to an effective registration statement or Rule 144 (or successor thereto) under the Securities Act, and excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned.

                  (c) The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock outstanding which are Registrable Securities, and the number of shares of Common Stock which would be Registrable Securities upon issuance upon conversion or exercise of, or in exchange for, any of the securities referred to in Section 1.2(b).

                  (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Article II of the Shareholders' Agreement dated as of the date hereof among the Company, the Investors and the Founders (the "Shareholders' Agreement").

                  (e) The term "Qualified Holder or Holders" means the Investors acting together or individually as the Holder or Holders of at least 10% of the Registrable Securities then outstanding held by all Holders.

2.       REGISTRATION.

         2.1.       Registration on Request.

                  (a) At any time after the earlier of (x) June 30, 1995 and (y) the first date on which the Company shall have offered shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act (the "Initial Public Offering"), one or more Qualified


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Holders may request in writing that the company effect the registration under the Securities Act of all or part of the Registrable Securities held by such Qualified Holder or Holders, which request shall specify the intended method or methods of disposition of such Registrable Securities. The Company will promptly give written notice of such requested registration by certified or registered mail to all Holders and thereupon will use its best efforts to effect (at the earliest possible date and if possible within 90 days after the giving of such written notice by the Company) the registration, under the Securities Act, of:

                       (i) the Registrable Securities which the Company has been so requested to register by such Qualified Holder or Holders, for disposition in accordance with the intended method of disposition stated in such request; and

                      (ii) all other Registrable Securities which the Company has been requested to register by a Holder or Holders, by written request delivered to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), provided that:

                                    (A) if the Company shall have previously
                  effected a registration pursuant to this Section 2.1, or shall have previously effected a registration of which notice has been given to all Holders pursuant to Section 2.2, the Company shall not be required to effect another registration pursuant to this Section 2.1 until a period of six (6) months shall have elapsed from the termination of effectiveness of the most recent such previous registration;

                                    (B) the Company shall not be required to
                  effect any registration pursuant to this Section 2.1 unless it is a registration with respect to which the Company is required to pay Registration Expenses (as hereinafter defined) pursuant to Section 2.1(b);

                                    (C) the Company shall not be required to
                  effect any registration pursuant to this Section 2.1 unless the Holder or Holders requesting registration pursuant to clauses (i) and (ii) above have requested to include in the applicable registration Registrable Securities owned by them representing at least 20% of the Registrable Securities then outstanding; and


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                                  (D) the Company shall not be required to
                effect any registration pursuant to this Section 2.1, and shall have the right to defer such registration for up to 120 days, if such registration would, in the reasonable judgment of the Company's Board of Directors, (x) prevent or materially and adversely affect a registration of the Common Stock on behalf of the Company which had been planned by the Board prior to receipt of the request for registration pursuant to this Section 2.1 or
                (y) require the Company to disclose any information which the Company has a bona fide corporate purpose for preserving as confidential and the disclosure of which information at such time is, in the reasonable judgment of the Company's Board of Directors, reasonably likely to have a material adverse effect on the business, assets or financial condition of the Company.

                (b) The Company will pay all Registration Expenses in connection with either (x) each of the first three registrations of Registrable Securities effected by the Company pursuant to this Section 2.1 or (y) each of the first two registrations of Registrable Securities effected by the Company pursuant to this Section 2.1 if (i) any of the Qualified Holders have exercised their rights pursuant to Section 2.2 of this Agreement to participate in the Initial Public Offering and such participating Qualified Holders registered in the aggregate Registrable Securities then owned by them representing at least 18% of the Registrable Securities then outstanding or if (ii) the Company has effected the registration of any Deferred Demand Securities pursuant to Section 2.3(b) hereof. The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this section 2 including, without limitation, all registration and filing fees; all applicable transfer taxes, if any; all fees and expenses of complying with securities or blue sky laws; all printing expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance; and the reasonable fees and disbursements up to a maximum of $25,000 of one counsel (other than in house counsel) for the Holders on whose behalf securities are being registered, which counsel shall be reasonably acceptable to each of the Investors; but excluding any allocation of Company personnel or other general overhead expenses of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business, which shall be borne by the Company in all cases.


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                  (c) If any Registrable Securities included by any Holder in a registration pursuant to this Section 2.1 are to be sold in an underwritten offering, then each other Holder who is registering Registrable Securities in the same registration shall have the right, at its election, to demand that all Registrable Securities be sold in such underwritten offering on the same terms and conditions, including price, subject, however, to the provisions of Section 2.3(b).

                  (d) A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Qualified Holders requesting such registration (the "Initiating Holders") shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, provided, however, that if at the time of such refusal to proceed (A) the Initiating Holders have learned of a material adverse change in the business, condition or prospects of the Company not known to the Initiating Holders at the time of their request, (B) the existence of such material adverse change was known to the Company at the time of the Initiating Holders' request for registration, and (C) the Initiating Holders have notified the Company of their refusal to proceed with reasonable promptness following disclosure by the Company of such material adverse change, then such registration shall not be deemed to have been effected and the Initiating Holders shall not be required to pay any Registration Expenses in connection therewith; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "Commission") or other governmental agency or court for any reason; or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.


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         2.2.     Incidental Registration.

                  (a) If the company at any time proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, other than pursuant to Section 2.3(b), on a form and in a manner which would permit registration of shares of Common Stock for sale to the public under the Securities Act, it will, each such time, give prompt written notice to all Holders of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration. Upon the written request of any Holder delivered to the Company within 30 days after the giving of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will include in such registration such number of Registrable Securities as a Holder may specify in its request, provided that:

                             (i)       if, at any time after giving such
           written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses already incurred in connection therewith as provided in subsection (b) of this Section 2.2), without prejudice, however, to the rights of any one or more Qualified Holders to request registration pursuant to Section 2.1;

                       (ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the Company's own account, other than pursuant to Section 2.1 or Section 2.3(b), (B) the Registrable Securities so requested to be registered for sale for the account of any Holder are not also to be included in such underwritten offering, and (C) the managing underwriter of such underwritten offering shall advise the Board of Directors of the Company that, in its reasonable opinion, the registration and distribution of all or a specified portion of Registrable Securities concurrently with the securities being distributed by such underwriters is reasonably likely to materially


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         and adversely affect the distribution of such securities by such underwriters (such opinion to state the reasons therefor), then the Company will promptly furnish each Holder who has requested registration of such Registrable Securities not to be included in such underwritten offering pursuant to this Section 2.2 with a summary (or to the extent written, a copy) of such opinion. The Company may require, by written notice accompanying such summary (or copy) of such opinion to each such Holder, that the Registrable Securities requested to be included in such registration statement be included in such underwritten offering or be excluded from such registration; and

                    (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option plans, thrift plans, pension plans or other employee benefit plans.

                  (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested by a Holder pursuant to this Section 2.2.

         2.3.       Registration Procedures.

                  (a) If and whenever the Company is requested or required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1, 2.2 or 2.3(b), the Company will as expeditiously as possible:

                       (i) prepare and (in any event within 60 days after the end of the period within which requests for registration may be delivered to the Company) file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as promptly as practicable;

                      (ii) prepare and file with the commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration


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  statement until the earlier of such time as all Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement or the expiration of 150 days after such registration statement becomes effective;

             (iii) furnish to each Holder participating in the registration such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Holder may reasonably request to facilitate the disposition of Registrable Securities owned by it;

               (iv) use its best efforts to register or qualify all securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories as each Holder participating in the registration shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                (v) furnish to each Holder of Registrable securities covered by such registration statement a signed counterpart, addressed to such Holder, of
  (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events


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  subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such Holder may reasonably request;

               (vi) immediately notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (vii) advise each Holder of Registrable Securities covered by such registration statement promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use all reasonable efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

           (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and


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                      (ix) if the Registrable Securities to be sold meet the
         criteria for listing on any exchange on which the Common Stock is then listed, apply for listing of such Registrable Securities on such exchange.

                  The Company may require each Holder as to which any registration is being effected to furnish the Company with such information regarding such Holder and the distribution of its Registrable Securities as the Company may from time to time request in writing, for inclusion in the applicable registration statement, as reasonably determined by the Company to be required by law, or by the commission, in connection therewith.

                  (b) If requested by the underwriters for any underwritten offering on behalf of a Qualified Holder or Holders pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 2.5. Whenever a registration requested by one or more Qualified Holders pursuant to Section 2.1 is for an underwritten offering, and the underwriters shall determine that the number of Securities, including Registrable Securities requested to be included in such offering, to be sold in any such underwritten offering should be limited due to market conditions or otherwise, to the extent determined to be necessary by the underwriters, the Registrable Securities requested to be registered by Holders shall be excluded on a pro rata basis based upon the number of Registrable Securities beneficially owned by Holders proposing to participate in such underwritten offering (the "Deferred Demand Securities"); provided, however, that Registrable Securities shall be excluded pursuant to this Section 2.3(b) only if the reduction in the number of securities recommended by the underwriters cannot be achieved by first excluding from the offering any securities registrable pursuant to incidental registration rights granted pursuant to a written agreement other than this Agreement to any person or entity who is not a Holder; and provided further that such exclusion shall apply until the completion of the distribution of such securities by such underwriters, but in no event for a period of more than 120 days after the effective date of such registration. In the event that, in accordance with this
Section 2.3(b), any Registrable Securities held by a Holder proposing to participate in such underwritten offering pursuant to section 2.1 shall have been excluded, the company shall, not

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later than the end of the 120 day period referred to above, register such
Deferred Demand Securities to the extent required to permit the distribution thereof in accordance with the intended method of disposition previously disclosed to the Company pursuant to Section 2.1, unless such Holder shall have withdrawn his request to register his Deferred Demand securities, and no such deferred registration hereunder shall be deemed to be a registration pursuant to
Section 2.1 hereof. The registration of such Deferred Demand securities pursuant to an underwritten offering shall again be subject to exclusion as set forth in the first sentence of this Section 2.3(b); provided that in no event will the Company be required to effect more than one registration of Deferred Demand Securities in connection with any exercise of demand registration rights pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with the registration of Deferred Demand Securities pursuant to this
Section 2.3(b), if the proposed underwritten offering with respect to which such Securities were deferred was an offer in respect of which the Company was required to pay Registration Expenses pursuant to Section 2.1(c) hereof.

                  (c) If the Company at any time proposes to register any of its securities under the Securities Act whether or not for sale for its own account as contemplated by Section 2.2, but in circumstances in which Section 2.1 and
Section 2.3(b) do not apply, and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by any Holder who requests incidental registration of Registrable securities in connection therewith pursuant to Section 2.2, to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters; provided, however, that if the underwriters shall determine that the inclusion of all or a specified portion of such Registrable Securities and any other securities as to which incidental registration rights are being sought would adversely affect such offering, all securities registrable pursuant to incidental registration rights granted pursuant to a written agreement other than this Agreement shall be excluded first from such underwritten offering, and to the extent determined to be necessary by the underwriters, Registrable Securities requested to be included shall be next excluded, pro rata, such exclusion to be based on the respective numbers of Registrable Securities beneficially owned by the Holders seeking to include Registrable Securities in such written offering. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements


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on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders. Any such Holder of Registrable securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable securities and such Holder's intended method of distribution and any other representation reasonably required in connection with the registration.

                  (d) Whenever a registration requested pursuant to Section 2.1, or a deferred registration required pursuant to the last paragraph of
Section 2.2(a)(ii) (in which the company is not registering securities for its own account), or Section 2.3(b) is for an underwritten offering, the Holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter to administer the offering subject to the approval of the Company, such approval not to be unreasonably withheld. If the Company at any time proposes to register any of its securities under the securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company shall select the managing underwriter, such selection to be subject to the approval of the Holders of a majority of the Registrable Securities participating in such registration, such approval not to be unreasonably withheld.

                    (e)      If any registration pursuant to Sections 2.1,
2.2 or 2.3(b) shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees, if so timely required in writing by the managing underwriters, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of, or otherwise dispose of, Registrable Securities (other than as part of such underwritten public offering) within the period commencing seven days prior to the effective date of such registration statement and ending the earlier of (i) 120 days after the effective date of such registration statement and (ii) the date on which all securities under such registration statement are sold. Each Holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this
Section 2.3(e).

                  (f) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection
(a)(vi) of this Section 2.3, such Holder will forthwith discontinue the disposition of Registrable Securities pursuant to the


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registration statement relating to such Registrable Securities until such
Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (a)(vi) of this Section 2.3 and, if so any directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities at the time of receipt of such notice; provided, that if the registration statement is for an underwritten offering, such Holder will use its best efforts to cause the underwriters of such offering to discontinue the disposition of Registrable Securities. In the event the Company shall give any such notice, the period referred to in subsection (a)(ii) of this Section 2.3 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by subsection (a)(vi) of this
Section 2.3.

                  2.4. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities, the Company will give the Holders on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company and its subsidiaries with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, provided, that the Company shall not be required to comply with this Section 2.4 with respect to any material information, the delivery of which in the judgment of the Company reasonably exercised, is reasonably likely to result in the loss of any attorney-client privilege of the Company covering such information.

                  2.5. Indemnification. (a) In the event of any registration of any securities of the Company pursuant to Sections 2.1, 2.2 or 2.3(b), the Company will, and hereby does, indemnify and hold harmless each selling Holder, its directors, officers, partners, employees, representatives and affiliates, each officer and director of each underwriter, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each an "Indemnified Person") against any losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses and costs of investigation), joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein or incident to any such registration or qualification, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration or qualification or compliance thereunder; and the Company will reimburse each Indemnified Person for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or any documents incorporated by reference in any of the above in reliance upon and in conformity with written information furnished by such Indemnified Person to the Company and designated in writing by such Person to be specifically for use in the preparation thereof, provided, further that the Company shall not be liable to any Indemnified Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Indemnified Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of such Indemnified Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in full in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such securities by such Indemnified Person.

                  (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3(a)(i), that the Company shall have received an undertaking satisfactory to it from the Holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection
(a) of this Section 2.5) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each affiliate of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto or any documents incorporated by reference in any of the above, if such statement or omission was made solely in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder stating that it is specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such Holder, provided, however, that a Holder's liability hereunder shall not exceed the aggregate net offering proceeds received by such Holder from the sale of such Registrable Securities.

                  (c) If the indemnification provided for in this Section 2.5 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or action in respect thereof referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation or by any other method of allocation which did not take account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Section, in no event shall the amount contributed by any Holder exceed the aggregate net offering proceeds received by such Holder from the sale of Registrable Securities. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof;

provided, however, that if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties (and the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection therewith). No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                  (e) Indemnification similar to that specified in the preceding subsections of this Section 2.5 (with appropriate modifications) shall be given by the company and each Holder of Registrable Securities with respect to any required registration or other qualification of such Securities under any federal or state law or any regulation of governmental authority other than the Securities Act.

3.      MISCELLANEOUS.

                  3.1. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any Holder, make publicly available other information), and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder (i) a written statement as to whether it has complied with such requirements; (ii) if applicable, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request to avail itself of Rule 144A or any other rule or regulation of the Commission allowing a Holder to sell Common Stock without registration.

                  3.2. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of 80% or more of the Registrable Securities then outstanding. Each Holder shall be bound by any consent authorized by this Section 3.2.

                  3.3. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities in accordance with the terms of the Shareholders' Agreement who, after such assignment or transfer, holds at least 5% of Registrable Securities then outstanding (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Any such assignee shall be subject to all rights and obligations hereunder and shall agree in writing to be bound by the terms of this Agreement. The 5% threshold referenced above shall not apply to transfers and assignments to another Holder; to partners or retired partners of a Holder which is a partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession); to beneficiaries of a Holder which is a trust; or, with respect to a Holder who is a natural person, the ancestors, descendants or spouse of such person or a trust for any of their benefit; provided that all such assignees and transferees who do not meet the 5% threshold shall appoint a single Holder as their attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

                  3.4. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the

Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities as Registrable Securities under this Agreement except as expressly provided herein, subject to the provisions of Section 2.3(b) hereof, or which would provide such holder or prospective holder with registration rights more favorable than the rights granted to the Holders under this Agreement, in any case, without the written consent of the Holders of a majority of the Registrable Securities.

                  3.5. Specific Performance. Inasmuch as the shares of capital stock of the Company are closely held and the market therefor is limited, irreparable damage would result if this Agreement were not specifically enforced. Therefore, the rights granted to the Holders hereunder shall be enforceable in a court of equity by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  3.6. Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, if to a party other than the Company, to such party in the manner set forth in the Shareholders' Agreement or at such other address as such party shall have furnished to the Company in writing, or, if to the Company, at the Company's principal executive offices, to the attention of its Secretary, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each Holder.

                  3.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                  3.8. Entire Agreement. This Agreement embodies the entire agreement and understanding between each Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  3.9. Termination. This Agreement shall terminate on the tenth anniversary of the date hereof, and shall survive the earlier termination of the Shareholders' Agreement, provided that any indemnification obligations hereunder shall survive the termination of this Agreement.

                  3.10. Gender; Number. Unless the context of this Agreement otherwise requires, the masculine, feminine or neuter gender shall include the other genders, and the singular shall include the plural.

                  3.11 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of New York.

                  3.12 Jurisdiction. By its execution and delivery of this Agreement, each of the parties hereby irrevocably submits to the non-exclusive jurisdiction (both subject matter and personal) of the courts of the State of New York and the United States District Court for the Southern District of New York in any legal action or proceeding arising out of or relating to this Agreement. Each of the parties which are not resident in the State of New York hereby designates and appoints the Company as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in the State of New York, and any service or process upon such agent shall be deemed in every respect effective service upon such party. Nothing herein shall affect the right of any party to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction or to serve process in any other manner permitted by applicable law.

                  3.13 Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  3.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.


                                        O.S.I. CORPORATION


                                        By: /s/ JOHN D. FRUTH
                                           -------------------------------
                                           Name:  John D. Fruth
                                           Title: President

                                        GALEN PARTNERS, L.P.

                                        By:  BGW Partners, L.P.
                                             its General Partner

                                        By: /s/ Bruce F. Wesson
                                           -------------------------------
                                           Name:  Bruce F. Wesson
                                           Title: General Partner



                                        GALEN PARTNERS INTERNATIONAL,
                                        L.P.

                                        By:  BGW Partners, L.P.
                                             its General Partner

                                        By: /s/ Bruce F. Wesson
                                           -------------------------------
                                           Name:  Bruce F. Wesson
                                           Title: General Partner



                                        ALLERGAN, INC.

                                        By: /s/ FRANCIS R. TUNNEY, JR.
                                           -------------------------------
                                           Name:  Francis R. Tunney, Jr.
                                           Title:  Corporate Vice-President,
                                                   Secretary and General
                                                   Counsel

                                              /s/ JOHN FRUTH
                                        -------------------------------
                                                  JOHN FRUTH

                                             /s/ ANTHONY GALLEY
                                        -------------------------------
                                                 ANTHONY GALLEY

                                               /s/ ANITA HALL
                                        -------------------------------
                                                   ANITA HALL


                                        -------------------------------
                                                 RONALD HANSMAN

                                             /s/ GEOFFREY GALLEY
                                        -------------------------------
                                                 GEOFFREY GALLEY

                                             /s/ ALBERT MORLAND
                                        -------------------------------
                                                 ALBERT MORLAND

                                               /s/ BARRIE BEVIS
                                        -------------------------------
                                                   BARRIE BEVIS

                                               /s/ IVOR ATKINSON
                                        -------------------------------
                                                   IVOR ATKINSON